As filed with the Securities and Exchange Commission on August 25, 2004
                                                   Registration No. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            -------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                          ----------------------------
                               STATS ChipPAC Ltd.
             (Exact name of Registrant as specified in its charter)

          Republic of Singapore                      Not Applicable
     (State or Other Jurisdiction of                 (IRS Employer
     Incorporation or Organization)                Identification No.)

                             10 Ang Mo Kio Street 65
                              #05-17/20 Tech Point
                                Singapore 569069
                    (Address of Principal Executive Offices)
                          -----------------------------
                      STATS ChipPAC Ltd. Share Option Plan
              STATS ChipPAC Ltd. Employee Share Purchase Plan 2004
                            (Full title of the Plans)

                        STATS ChipPAC Test Services, Inc.
                              1450 McCandless Drive
                           Milpitas, California 95035
                                 (408) 941-1500
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                    Copy to:
                            Michael J. Coleman, Esq.
                             Shearman & Sterling LLP
                                 1080 Marsh Road
                              Menlo Park, CA 94025
                               Tel: (650) 838-3600

                                             CALCULATION OF REGISTRATION FEE
=========================================================================================================================
     Title of Securities        Amount to be       Proposed Maximum         Proposed Maximum                Amount of
      to be Registered           Registered       Offering Price Per    Aggregate Offering Price         Registration Fee
                                    (2)               Share (5)                   (5)
-------------------------------------------------------------------------------------------------------------------------
Ordinary Shares (1)
                                140,000,000 (3)       $.60                $84,000,000                     $10,642.80
                                100,000,000 (4)       $.60                $60,000,000                      $7,602.00
                               --------------                                                             --------------
                                240,000,000                                                               $18,244.80

-------------------------------------------------------------------------------------------------------------------------

(1) The ordinary shares (the "Ordinary Shares"), par value S$0.25 per share, of the Registrant are traded in the United States in the form of American Depository Shares ("ADSs"). Each ADS represents ten Ordinary Shares and is evidenced by American Depository Receipts, issuable upon deposit of the Ordinary Shares. A separate Registration Statement on Form F-6 (Registration No. 333-116884) has been filed for the registration of the ADSs evidenced by American Depository Receipts, issuable upon deposit of the Ordinary Shares.

(2) The amount being registered also includes an indeterminate number of Ordinary Shares, which may be offered as a result of stock splits, stock dividends and anti-dilution provisions and other terms, in accordance with Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").

(3) The Registrant has previously filed registration statements for the STATS ChipPAC Ltd. Share Option Plan (the "ESOP") on Form S-8 under File No. 333-75080 with the Securities and Exchange Commission. This Registration Statement serves to register 140,000,000 additional Ordinary Shares for issuance under the ESOP.

(4) Represents an aggregate of 100,000,000 Ordinary Shares available for issuance under the STATS ChipPAC Ltd. Employee Share Purchase Plan 2004 (the "ESPP").

(5) The Proposed Maximum Offering Per Share and the Proposed Maximum Aggregate Offering Price for 240,000,000 Ordinary Shares available for future awards granted under the ESOP and the ESPP have been estimated in accordance with Rule 457(c) and Rule 457(h) under the Securities Act, solely for the purpose of calculating the registration fee, based upon the average of the high and low prices on the Singapore Exchange Securities Trading Limited on August 18, 2004 and converted from Singapore dollars to U.S. dollars utilizing the noon buying rate in New York City for cable transfers payable in Singapore dollars as certified for customs purposes by the Federal Reserve Bank of New York on August 25, 2004.

                                     Part I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

    Item 1.      Plan Information.*

    Item 2.      Registrant Information and Employee Plan Annual Information.*

                                     Part II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    Item 3.      Incorporation of Documents by Reference.

         The following documents, which have been filed with or furnished to the Securities and Exchange Commission (the "Commission") by the Registrant are incorporated as of their respective dates in this Registration Statement by reference and made a part hereof:

         (a) Registrant's Annual Report on Form 20-F for the fiscal year ended December 31, 2003 (File No. 333-75080);

         (b) Reports of Foreign Private Issuer on Form 6-K dated August 6, 2004, August 4, 2004, (containing the press release announcing the completion of the merger between ST Assembly Test Services Ltd and ChipPAC, Inc.), May 18, 2004 and April 7, 2004; and

         (c) Description of the Ordinary Shares contained in the Registrant's Registration Statement on Form 8-A (File No. 000-29103), filed on January 24, 2000, which incorporates by reference the information with respect to the Ordinary Shares and ADSs set forth under the headings "Description of Share Capital," "Description of American Depositary Receipts" and "Taxation" in the Registrant's Registration Statement on Form F-1, as amended (Registration No. 333-93661), as amended by the information with respect to the Ordinary Shares and ADSs set forth under the headings "Description of STATS Ordinary Shares" and "Description of STATS American Depositary Receipts" in the Registrant's Registration Statement on Form F-4, as amended (Registration No. 333-114232), and any subsequent amendment or report filed for the purpose of amending the descriptions of the Ordinary Shares and ADSs.

         All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the effective date of this Registration Statement, but prior to the filing of a

----------
* Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act (the "Securities Act"), and the "Note" to
    Part I of Form S-8.

         post-effective amendment to this Registration Statement, indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

         Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.

    Item 4.      Description of Securities.

         Not applicable.

    Item 5.      Interests of Named Experts and Counsel.

         None.

    Item 6.      Indemnification of Directors and Officers.

         The Registrant's Articles of Association provide that, subject to the Companies Act, Chapter 50 of Singapore, all of the Registrant's directors, secretaries and other officers shall be indemnified by the Registrant against all costs, charges, losses, expenses and liabilities incurred by them in the execution and discharge of their duties or in relation thereto, including any liabilities incurred by them in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by them as a director, secretary or other officer of the Registrant. The Registrant's Articles of Association further provide that none of the Registrant's directors, secretaries or other officers shall be liable:

         o for the acts, receipts, neglects or defaults of any other director or officer;

         o  for joining in any receipt or other act for conformity;

         o for any loss or expense happening to the Registrant through the insufficiency or deficiency of title to any property acquired by order of the Registrant's directors for or on behalf of the Registrant;

         o for the insufficiency or deficiency of any security in or upon which any of the moneys of the Registrant shall be invested;

         o for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any moneys, securities or effects shall be deposited or left; or

         o for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of their office or in relation thereto unless the same shall happen through their own negligence, willful default, breach of duty or breach of trust.

         The indemnification provisions in the Registrant's Articles of Association provide for indemnification of the Registrant's officers and directors to the maximum extent permitted under the Singapore Companies Act (Chapter 50) of Singapore.

         The Registrant maintains directors and officers insurance providing indemnification for certain of the Registrant's directors, officers, affiliates or employees for certain liabilities.

    Item 7.      Exemption from Registration Claimed.

         Not applicable.

    Item 8.      Exhibits.

         See attached Exhibit list.

    Item 9.      Undertakings.

         (a) The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

              (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

              (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the Registration Statement;

    provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) To file a post-effective amendment to this Registration Statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering.

         (b) The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report filed on Form 20-F pursuant to Section 13(a) or
Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange
Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Republic of Singapore, on the 25th day of August, 2004.


                                        STATS CHIPPAC LTD.


                                        By:   /s/ Tan Lay Koon
                                              ------------------------------
                                        Name:  Tan Lay Koon
                                        Title: President and Chief Executive
                                               Officer

                                POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Tan Lay Koon, President and Chief Executive Officer, and Michael G. Potter, Chief Financial Officer, as such person's true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments and supplements) to this Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) promulgated under the Securities Act, and all post-effective amendments thereto, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Commission, does hereby grant unto each said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that each such attorney-in-fact and agent, or any substitute therefor, may lawfully do or cause to be done by virtue hereof.

    This Power of Attorney may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which together shall constitute one and the same agreement.

    Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities indicated as of the 25th day of August, 2004.


    Name                                  Title
--------------------------------------------------------------------------------



    _______________________________       Chairman of the Board of Directors
    Charles Richard Wofford



    _______________________________       Vice Chairman of the Board of
    Dennis P. McKenna                     Directors



    _______________________________       Deputy Chairman of the Board of
    Lim Ming Seong                        Directors



    /s/ Tan Lay Koon                      President and Chief Executive Officer,
    -------------------------------       Director
    Tan Lay Koon

    /s/ Peter Seah Lim Huat               Director
    -------------------------------
    Peter Seah Lim Huat


    /s/ Robert W. Conn                    Director
    -------------------------------
    Robert W. Conn


    /s/ Tay Siew Choon                    Director
    -------------------------------
    Tay Siew Choon


    /s/ R. Douglas Norby                  Director
    -------------------------------
    R. Douglas Norby



    /s/ Steven Hugh Hamblin               Director
    -------------------------------
    Steven Hugh Hamblin


    /s/ Chong Sup Park                    Director
    -------------------------------
    Chong Sup Park


    _______________________________       Director
    Richard John Agnich



    _______________________________       Alternate Director
    Eleana Tan Ai Ching



    /s/ Michael G. Potter                 Chief Financial Officer and Principal
    -------------------------------       Accounting Officer
    Michael G. Potter

    STATS CHIPPAC TEST SERVICES, INC.     Authorized Representative in the
                                          United States


    By:  /s/ Tan Lay Koon
    -------------------------------
    Name: Tan Lay Koon
    Title: Director

                                INDEX TO EXHIBITS

Exhibit Number     Description
--------------     -----------

    4.1 Memorandum and Articles of Association of the Registrant (previously filed as Exhibit 1.1 to the Annual Report on Form 20-F for the fiscal year ended December 31, 2002, as filed with the Commission on March 31, 2003 and incorporated herein by reference)

    4.2 Deposit Agreement dated as of February 8, 2000 by and among the Registrant, Citibank, N.A., as depositary, and all owners and beneficial owners from time to time of American Depositary Receipts issued thereunder (including the form of American Depositary Receipt) (previously filed as Exhibit (a) to the Registrant's Registration Statement on Form F-6, dated June 25, 2004 (Registration No. 333-116884), and incorporated herein by reference)

    4.3*           STATS ChipPAC Ltd. Share Option Plan

    4.4*           STATS ChipPAC Ltd. Employee Share Purchase Plan 2004

    5.1* Opinion of Allen & Gledhill, Counsel to the Registrant, regarding the legality of the Ordinary Shares

    23.1*          Consent of KPMG, Independent Registered Public Accounting
                   Firm

    23.2*          Consent of Allen & Gledhill (included in opinion filed as
                   Exhibit 5.1)

    24.1*          Powers of attorney (included on signature pages)



--------------
*   Filed herewith.